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                                                                   EXHIBIT 10(S)

                                 ITT INDUSTRIES

                          ENHANCED SEVERANCE PAY PLAN

1.  PURPOSE

     The purpose of this ITT Industries Enhanced Severance Pay Plan ("Plan") is to assist in occupational transition by providing Severance Benefits, as defined herein, for employees covered by this Plan whose employment is terminated under conditions set forth in this Plan within two years after an Acceleration Event, as defined herein.

2.  COVERED EMPLOYEES

     Covered employees under this Plan ("Employees") are full-time, regular salaried employees of ITT Industries, Inc. ("ITT Industries") and of any subsidiary company ("ITT Industries Subsidiary") (collectively or individually as the context requires "Company") who are United States or Canadian citizens, or who are employed in the United States or Canada, whose primary employment location is at ITT Industries Headquarters, White Plains, New York (and satellite locations, including, without limitation, Allentown, Pennsylvania, Secaucus, New Jersey and Washington, D.C.); ITT Automotive Headquarters, Auburn Hills, Michigan who are worldwide staff whose primary responsibility is in support of all ITT Automotive Business Units; Mississauga, Ontario, Canada whose primary responsibility is in support of all of ITT Industries of Canada Ltd.; ITT Defense and Electronics, McLean, Virginia; and ITT Fluid Technology Corporation, Midland Park, New Jersey at any time within the two year period immediately preceding the Employee's termination of employment (other than executives covered by the ITT Industries Special Senior Executive Severance Pay
Plan) and such other employees of the Company who shall be designated as covered employees thereunder by the Chief Executive or the Senior Vice President, Director-Human Resources of ITT Industries or a designee of such officers ("Authorized Officers or Designees"). No person who is employed on a temporary, occasional or seasonal basis is eligible under this Plan.

     After the occurrence of an Acceleration Event, the terms "ITT Industries", "ITT Industries Subsidiary" and "Company" as used herein shall also include, respectively and as the context requires, any successor company to ITT Industries or any successor company to any ITT Industries Subsidiary and any affiliate of any such successor company.

3.  DEFINITIONS

     An "ACCELERATION EVENT" shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act), other than ITT Industries or a subsidiary of ITT Industries or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Common Stock, $1 par value, of ITT Industries (the "Stock"); (ii) any person (within the meaning of Section 13(d) of the Act), other than ITT Industries or a subsidiary of ITT Industries, or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of ITT Industries (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of ITT Industries (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the stockholders of ITT
Industries shall approve (A) any consolidation or merger of ITT Industries in which ITT Industries is not the continuing or surviving corporation or pursuant to which shares of Stock of ITT Industries would be converted into cash, securities or other property, other than a
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merger of ITT Industries in which holders of Stock of ITT Industries immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Industries, or (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Industries within a 12-month period unless the election or nomination for election by ITT Industries' stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

     "CAUSE" shall mean action by the Employee involving willful malfeasance or gross negligence or the Employee's failure to act involving material nonfeasance that would tend to have a materially adverse effect on the Company. No act or omission on the part of the Employee shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.

     "GOOD REASON" shall mean (i) without the Employee's express written consent and excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or its affiliates promptly after receipt of notice thereof given by the Employee, (A) a reduction in the Employee's annual base salary or annual bonus or service recognition award (as measured by the highest bonus or highest service recognition award paid or awarded, in respect of the three calendar years preceding an Acceleration Event, including, among the bonuses and service recognition awards taken into account for this purpose, any bonus or service recognition award paid or awarded by reason of an Acceleration Event, without regard to whether such bonus or service recognition award is paid during such three year period or after an Acceleration Event) or any reduction in any material compensation or benefits arrangement, (B) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or (C) any other action by the Company or its affiliates which results in a diminution in such position, authority, duties or responsibilities;
(ii) without the Employee's express written consent, the Company's requiring the Employee's work location to be other than within twenty-five (25) miles of the location where such Employee was principally working immediately prior to the Acceleration Event; or (iii) any failure by the Company to obtain the express written assumption of this Plan from any successor to the Company.

     "ENHANCED SEVERANCE PERIOD" shall mean the period, expressed in weeks, equal to the sum of (x) two times the normal severance pay or termination pay period of weeks for the Employee, determined as if the Employee were an employee of the same grade, and having the same years of service, covered by and eligible for the severance pay or termination pay plans or policies at ITT Industries Headquarters, White Plains, New York, as in effect immediately preceding an Acceleration Event and (y) four weeks (in lieu of notice of termination), provided that the Enhanced Severance Period shall not exceed 104 weeks.

     "ENHANCED WEEK'S PAY" shall mean the sum of (x) the highest annual base salary rate paid to the Employee at any time during the three year period immediately preceding the Employee's termination of employment and (y) the highest annual bonus or service recognition award paid or awarded to the Employee in respect of the three years preceding an Acceleration Event, including, among the bonuses and service recognition awards taken into account for this purpose, any bonus or service recognition award paid or awarded by reason of an Acceleration Event, without regard to whether such bonus or service recognition award is paid during such three year period or after an Acceleration Event, divided by 52 weeks.

4.  SEVERANCE BENEFITS UPON TERMINATION OF EMPLOYMENT

     If, within two years after an Acceleration Event, the Company terminates the employment of a Employee other than for Cause or if the Employee terminates his or her employment for Good Reason, he or she shall receive the severance benefits set forth in Section 5 hereof ("Severance Benefits"). For

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purposes hereof, a determination by an Employee that he or she has "Good Reason"
hereunder shall be final and binding on the parties hereto absent a showing of bad faith on the Employee's part.

5.  SEVERANCE BENEFITS

     Severance Benefits for Employees:

          - Severance Pay -- The number of weeks of the Employee's Enhanced Severance Period times the Employee's Enhanced Week's Pay.

        - Benefits

          - Continued health and life insurance benefits for a period equal to the Employee's Enhanced Severance Period following the Employee's termination of employment at the same cost to the Employee, and at the same coverage levels, as provided to the Employee (and the Employee's eligible dependents) immediately prior to his or her termination of employment.

          - Payment of a lump sum amount ("Pension Lump Sum Amount") equal to the difference between (i) the total lump sum value of the Employee's pension benefit under the ITT Industries Salaried Retirement Plan and, as applicable, ITT Industries Excess Pension Plan II (or corresponding pension arrangements (i) outside the United States or (ii) as may be designated by an Authorized Officer or Designee) ("Pension Plans") as of the Employee's termination of employment and (ii) the total lump sum value of the Employee's pension benefit under the Pension Plans after crediting to the Employee an additional number of weeks of age equal to the Employee's Enhanced Severance Period and an additional number of weeks of eligibility and benefit service equal to the Employee's Enhanced Severance Period and applying the highest annual base salary rate and highest bonus or service recognition award determined above under "Enhanced Week's Pay" with respect to the additional period of service so credited for purposes of determining Final Average Compensation under the Pension Plans. The above total lump sum values shall be determined in the manner provided in the Excess Pension Plans of the Company for determination of lump sum benefits upon the occurrence of an Acceleration Event, as defined in said Plans. This provision shall apply to any Employee having a pension benefit under any of the Pension Plans as of the Employee's termination of employment.

          - Crediting of an additional number of weeks of age equal to the Employee's Enhanced Severance Period and an additional number of weeks of eligibility service equal to the Employee's Enhanced Severance Period for purposes of the Company's retiree health and retiree life insurance benefits. This provision shall apply to any Employees covered under such benefits any time during the three year period immediately preceding the Employee's termination of employment.

          - Payment of a lump sum amount ("Savings Plan Lump Sum Amount") equal to the number of weeks of the Employee's Enhanced Severance Period times the following amount: the highest annual base salary rate determined above under "Enhanced Week's Pay", divided by 52 weeks, times the highest percentage rate of Company Contributions (not to exceed 3 1/2%) with respect to the Employee under the ITT Industries Investment and Savings Plan for Salaried Employees and/or the ITT Industries Excess Savings Plan (or corresponding savings plan arrangements (i) outside the United States or (ii) as may be designated by an Authorized Officer or Designee) ("Savings Plans") (including matching contributions and floor contributions) at any time during the three year period immediately preceding the Employee's termination of employment. This provision shall apply to any Employee who is a member of any of the Savings Plans at any time during such three year period.

          - Outplacement -- Outplacement services for one year.

          With respect to the provision of benefits during the above period equal to the Employee's Enhanced Severance Period, if, for any reason at any time the Company is unable to treat the Employee as being eligible for ongoing participation in any Company employee benefit plans in

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     existence immediately prior to the termination of employment of the
     Employee, and if, as a result thereof, the Employee does not receive a benefit or receives a reduced benefit the Company shall provide such benefits by (i) direct payment to the Employee of the amounts the Employee would have received from such benefit plan had the Employee continued to be eligible or (ii) at the Company's option, making available equivalent benefits from other sources.

6.  FORM OF PAYMENT OF SEVERANCE PAY AND LUMP SUM PAYMENTS

     Severance Pay shall be paid in cash, in a non-discounted lump sum within five business days after the date the employment of the Employee terminates. The Pension Lump Sum Amount and the Savings Plan Lump Sum Amount shall be paid in cash within thirty calendar days after the date the employment of the Employee terminates.

7.  TERMINATION OF EMPLOYMENT FOR CAUSE

     The only basis upon which the Severance Benefits shall not be provided to an Employee terminated by the Company within two years after an Acceleration Event is upon a termination of employment for Cause, as defined herein.

8.  ADMINISTRATION OF PLAN

     This Plan shall be administered by ITT Industries, who shall have the exclusive right to interpret this Plan, adopt any rules and regulations for carrying out this Plan as may be appropriate and decide any and all matters arising under this Plan, including but not limited to the right to determine appeals. Subject to applicable Federal and state law, all interpretations and decisions by ITT Industries shall be final, conclusive and binding on all parties affected thereby.

     Notwithstanding the preceding paragraph, following an Acceleration Event, any controversy or claim arising out of or relating to this Plan, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and the entire cost thereof shall be borne by the Company. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses which are incurred in good faith by the Employee as a result of the Company's refusal to provide any of the Severance Benefits to which the Employee becomes entitled under this Plan, or as a result of the Company's (or any third party's) contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict between the Employee and the Company pertaining to this Plan. The Company shall pay such fees and expenses from the general assets of the Company.

9.  TERMINATION OR AMENDMENT

     ITT Industries may terminate or amend this Plan ("Plan Change") at any time except, that following an Acceleration Event, no Plan Change that would adversely affect any Employee may be made without the prior written consent of such Employee affected thereby.

10.  OFFSET

     Any Severance Benefits provided to an Employee under this Plan shall be offset by reducing (x) any Severance Pay hereunder by any severance pay, salary continuation pay, termination pay or similar pay or allowance and (y) any other Severance Benefits hereunder by corresponding employee benefits, or outplacement services, which the Employee receives or is entitled to receive, (i) pursuant to any other Company policy, practice, program or arrangement; (ii) pursuant to any Company employment agreement or other agreement with the Company; or (iii) by virtue of any law, custom or practice excluding, however, any unemployment compensation in the United States, unless the Employee voluntarily expressly waives (which the Employee shall have the exclusive right to do) in writing any such respective entitlement.

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11.  EXCISE TAX

     In the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this paragraph 11, such payments or distributions being referred to herein as "Payments") would give rise to liability of the Employee for the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended (the "Code"), or that any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by the Employee of all Federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect to such taxes) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For this purpose, the Employee shall be deemed to be in the highest marginal rate of Federal, state and local taxes. This payment shall be made as soon as possible following the date of the Employee's termination of employment, but in no event later than thirty calendar days of such date.

     In the event the Gross-Up Payment shall fail to make the Employee whole on an after-tax basis, the Gross-Up Payment shall be recalculated ("Recalculated Gross-Up Payment"), using the Employee's actual effective tax rate, once it is known for the calendar year in which the Gross-Up Payment is made, and the Company shall reimburse the Employee for the full amount of any amount by which the Recalculated Gross-Up Payment exceeds the Gross-Up Payment ("Additional Gross-Up Payment").

     The Gross-Up Payment and any Additional Gross-Up Payment shall be paid out of the general assets of the Company.

     In the event the Internal Revenue Service subsequently adjusts the excise tax computation herein described, the Company shall reimburse the Employee for the full amount necessary to make the Employee whole on an after-tax basis (less any amounts received by the Employee that the Employee would not have received had the computations initially been computed as subsequently adjusted), including the value of any underpaid excise tax, and any related interest and/or penalties due to the Internal Revenue Service.

12.  MISCELLANEOUS

     The Employee shall not be entitled to any notice of termination or pay in lieu thereof except as included as part of Severance Pay as provided herein.

     In cases where Severance Benefits are provided under this Plan, pay in lieu of any unused current year vacation entitlement will be paid to the Employee in a lump sum, in cash within five business days after the date the employment of the Employee terminates.

     Severance Benefits under this Plan are paid entirely by the Company from its general assets.

     This Plan is not a contract of employment, does not guarantee the Employee employment for any specified period and does not limit the right of the Company to terminate the employment of the Employee at any time.

     If an Employee should die while any amount is still payable to the Employee hereunder had the Employee continued to live, all such amounts shall be paid in accordance with this Plan to the Employee's designated heirs or, in the absence of such designation, to the Employee's estate.

     The numbered section headings contained in this Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of this Plan.

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     If, for any reason, any one or more of the provisions or part of a provision contained in this Plan shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Plan not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law remain in full force and effect.

13.  ADOPTION DATE

     This Plan was adopted by ITT Industries on April 15, 1997 ("Adoption Date") and does not apply to any termination of employment which occurred or which was communicated to the Employee prior to the Adoption Date.

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